Exhibit 10.2

ProPhase Labs, Inc.

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted an option (the “Option”) to purchase certain Stock of ProPhase Labs, Inc. (the “Company”) pursuant to ProPhase Labs, Inc. 2018 Stock Incentive Plan (the “Plan”), as set forth below. The Option will be null and void if the Amended and Restated 2015 Executive Employment Agreement effective February 23, 2018 between the Company and Participant (“2015 Employment Agreement”) is not approved by a majority of the shares voted to approve the 2015 Employment Agreement (excluding the shares voted by Executive) at a meeting of stockholders of the Company to be held no later than September 30, 2018 (the “Approval”).

Participant:	Ted Karkus

Grant Date:	February 23, 2018

Number of Option Stock:	2,300,000

Exercise Price:	$3.00

Initial Vesting Date:	March 1, 2018

Option Expiration Date:	February 22, 2023

Tax Status of Option:	Nonstatutory Stock Option

Vested Stock:	Except as provided in the Award Agreement and subject to Participant’s continuous Service, the number of Vested Stock (disregarding any resulting fractional share) as of any date is determined based upon the following schedule:

Number of Vested Stock

On the 1st day of each month beginning on the Initial Vesting Date and continuing for the following 35 months	63,888 shares

Plus

On the 1st day the 36th month following the Initial Vesting Date, an additional	63,920 shares

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

If Participant’s Service terminates for any reason other than as a result of (i) a termination by the Company not for Cause, (ii) resignation by Executive with Good Reason, or (iii) due to Participant’s death or Disability, any portion of the Option that is not vested and exercisable as of such date of termination of Service shall automatically expire in accordance with the Award Agreement. The terms “Cause” and “Good Reason” are defined in the 2015 Employment Agreement.

If Participant’s Service terminates as a result of (i) a termination by the Company not for Cause or (ii) resignation by Participant with Good Reason, all of Participant’s outstanding and unvested Option shall automatically vest and become exercisable concurrently upon such termination of Service, regardless of any prior existing vesting schedules.

If Participant’s Service terminates due to his death or Disability, vesting of the Option for three (3) additional months following the termination of Service shall be accelerated concurrently upon such of termination of Service.

The vested portion of the Option upon a termination of Service for any reason shall remain exercisable up to the Option Expiration Date.

The Exercise Price represents an amount the Company believes to be no less than the Fair Market Value of a share of Stock as of the Grant Date, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its Directors, Officers and stockholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

In the event of any conflict or inconsistency between the terms set forth in (i) this Notice of Grant of Stock Option, the Plan, and the Award Agreement and (ii) the 2018 Executive Employment Agreement between Company and Participant, as amended, or any subsequent consulting or service agreement between Company and Participant (collectively referred to as “Participant’s Service Agreement”), the terms and provisions of Participant’s Service Agreement, as may be amended from time to time, shall prevail and be given priority.

The Participant acknowledges receipt of copies of this Notice of Grant of Stock Option, the Plan, and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of the terms and conditions therein.

ProPhase Labs, Inc.		TED KARKUS

By:	/s/ Monica Brady	/s/ Ted Karkus
Name:	Monica Brady	Signature
Title:	Chief Accounting Officer	Date: 2/18/2018
Date:	2/19/2018

Address:	Prophase Labs, Inc.	Address:
621 N. Shady Retreat Road
Doylestown, PA 18901

ATTACHMENTS: ProPhase Labs, Inc. 2018 Stock Incentive Plan, as amended to the Grant Date; Award Agreement and Exercise Notice

PROPHASE LABS, INC.

AWARD AGREEMENT

ProPhase Labs, Inc. has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Award Agreement is attached an Option to purchase certain Stock upon the terms and conditions set forth in the Grant Notice and this Award Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of ProPhase Labs, Inc. 2018 Stock Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1.	Definitions and Construction.

1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Tax Status of Option.

This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

3.	Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith.

4.	Exercise of the Option.

4.1. Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Stock less the number of Stock previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more Stock than the Number of Option Stock, as adjusted pursuant to Section 4.3 of the Plan. The Option may not be exercised unless and until the Approval is obtained.

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4.2. Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company, which as of the Grant Date is the Stock Option Exercise Notice attached to this Award Agreement. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3. Beneficial Ownership of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with a broker of the Company’s choosing any or all Stock acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the Stock as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.	Termination of the Option.

The vested portion of the Option shall terminate and may no longer be exercised after the close of business on the Option Expiration Date.

6.	Effect of Termination of Service – Option Exercisability.

Except as set forth in the Grant Notice, the Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested up to the close of business on the Option Expiration Date.

7.	Miscellaneous Provisions.

7.1. Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 9 of the Plan in connection with a Change of Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Award Agreement shall be effective unless in writing.

7.2. Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Award Agreement. In any event, the Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Award Agreement.

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7.3. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

7.4. Binding Effect. Subject to the restrictions on transfer set forth herein, this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

7.5. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

7.6. No Rights as a Stockholder or Employee. The Participant shall have no rights as a stockholder with respect to any Stock covered by the Option until the date of the issuance of the Stock for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Stock are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in the Service of the Company or interfere in any way with any right of the Company to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

7.7. Applicable Law. This Award Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

7.8. Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Nonstatutory Stock Option	Participant:
Date:

STOCK OPTION EXERCISE NOTICE

ProPhase Labs, Inc.

Attention:

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase Stock of ProPhase Labs, Inc. (the “Company”) pursuant to the Company’s 2018 Stock Incentive Plan (the “Plan”), my Notice of Grant of Stock Option (the “Grant Notice”) and my Award Agreement as follows:

Grant Date:
Number of Option Stock:
Exercise Price per Share: $

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Stock, all of which are Vested Stock, in accordance with the Notice of Grant of Stock Option and the Award Agreement:

Total Stock Purchased:

Total Exercise Price (Total Stock X Price per Share)	$

3. Payments. I enclose payment in full of the total exercise price for the Stock in the following form(s), as authorized by my Award Agreement:

__ Cash:	$

__ Check:	$

__ Tender of Company Stock:	Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

__ Cash:	$
__ Check:	$

5. Participant Information.

My address is:

My Social Security Number is:

6. Binding Effect. I agree that the Stock is being acquired in accordance with and subject to the terms, provisions and conditions of the Notice of Grant of Stock Option, the Award Agreement to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Stock pursuant to the terms of the Plan, the Notice of Grant of Stock Option and my Award Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

ProPhase Labs, Inc.

By:
Title:
Dated: